                                    EXHIBIT 2

                        Master Prime Brokerage Agreement

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                                ___________ 1998









                     LEHMAN BROTHERS INTERNATIONAL (EUROPE)








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                             MASTER PRIME BROKERAGE
                                    AGREEMENT

            ========================================================




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                                                                       Exhibit 2


                                TABLE OF CONTENTS


Clause                                                                                                         Page


   PART A:  INTRODUCTION..........................................................................................1

   1.   Interpretation............................................................................................1
   2.   Scope of Agreement: Single Agreement......................................................................1

   PART B:  TRANSACTIONS, PAYMENTS AND DELIVERIES.................................................................2

   3.   Transactions, Payments and Deliveries.....................................................................2

   PART C:  FINANCING ARRANGEMENTS................................................................................2

   4.   Provision of Cash Finance and Securities Finance..........................................................2
   5.   Securities and Cash Accounts..............................................................................3

   PART C:  MARGIN................................................................................................4

   6.   Margin Requirement: Margin Specification..................................................................4
   7.   Obligation to maintain minimum Aggregate Credit Balance...................................................4
   8.   Margin Deficits...........................................................................................5

   PART D:  CASH AND SECURITIES...................................................................................5

   9.   Payment and Delivery......................................................................................5
   10.   Charged Securities.......................................................................................8
   11.   Dividends, Securities Events and voting rights...........................................................9

   PART E:  TERMINATION..........................................................................................11

   12.   Events of Default.......................................................................................11
   13.   Close-out...............................................................................................12
   14.   Tax Event...............................................................................................13

   PART F:  GENERAL..............................................................................................14

   15.   Interest and Fees.......................................................................................14
   16.   Reports and Valuation...................................................................................15
   17.   Representations and Warranties..........................................................................15
   18.   Use of name of Prime Broker.............................................................................17
   19.   Notices and Other Communications +......................................................................17
   20.   Agreement...............................................................................................18
   21.   Non-assignability; Termination..........................................................................18
   22.   Governing Law...........................................................................................18
   23.   No Waivers, etc.........................................................................................19
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                                       i
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                                TABLE OF CONTENTS
                               -------------------
                                   (continued)




   24.   Waiver of Immunity......................................................................................19
   25.   Confidentiality.........................................................................................19
   26.   Recording...............................................................................................19
   27.   Force Majeure...........................................................................................20

SCHEDULE 1.......................................................................................................21
         Definitions

SCHEDULE 2.......................................................................................................28
         Jurisdictions in which Charged Securities are to be delivered

SCHEDULE 3 ......................................................................................................29
         Particulars of Counterparty's agent for service of process


                                       ii

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THIS MASTER PRIME BROKERAGE AGREEMENT is made on _________________ 1998

BETWEEN

LEHMAN BROTHERS INTERNATIONAL (EUROPE), incorporated under the laws of England and Wales with unlimited liability, of One Broadgate, London EC2M 7HA, United Kingdom (the PRIME BROKER) and ________________________________________ of
________________________________ (the COUNTERPARTY).

WHEREAS

(A) The Prime Broker through its Prime Brokerage Division provides financing, settlement and other services to its customers for the purposes of and in connection with the acquisition, holding and disposal by such customers of securities and the effecting by such customers of transactions in derivatives.

(B) This Agreement sets out the terms under which the Prime Broker will provide those services to the Counterparty and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS

PART A:  INTRODUCTION

1.       INTERPRETATION

1.1.     This Agreement is to be interpreted in accordance with Schedule 1.

2.       SCOPE OF AGREEMENT: SINGLE AGREEMENT

2.1. This Agreement, which constitutes this document and all Product Annexes, shall apply (save where the parties agree otherwise) in respect of all Transactions entered into between the parties and all Transactions between the Counterparty and a Third Party which the Counterparty requests the Prime Broker to settle on the Counterparty's behalf, and in respect of all related matters referred to in this Agreement.

2.2. All Transactions and arrangements contemplated by this Agreement are entered into in reliance on the fact that this document and all Product Annexes and settlement requests, acknowledgements, instructions and confirmations form a single agreement between the parties, and the parties would not otherwise enter into any Transaction or arrangements contemplated by this Agreement.


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PART B:  TRANSACTIONS, PAYMENTS AND DELIVERIES

3.       TRANSACTIONS, PAYMENTS AND DELIVERIES

3.1. Wherever the Counterparty wishes the Prime Broker to enter into a Transaction, or to settle a Transaction on the Counterparty's behalf, or to make or receive any other delivery or payments to, from or on behalf of the Counterparty, it shall issue a request to the Prime Broker to do so, in the manner specified in the relevant Product Annex. The terms of the relevant Product Annex shall apply, in addition to other terms of this Agreement, in relation to any Transaction, payment, delivery or other arrangements entered into or made in consequence of such a request.

PART C: FINANCING ARRANGEMENTS

4.       PROVISION OF CASH FINANCE AND SECURITIES FINANCE

CASH FINANCE

4.1.     The Prime Broker may at its discretion -

         (a)      provide financing to the Counterparty;

         (b) discharge any money obligation of the Counterparty under or in connection with a Transaction.

4.2. Except to the extent that cash of the relevant currency is for the time being credited to a Cash Account and available for the purpose, the discharge by the Prime Broker of a money obligation of the Counterparty under clause 4.1(b) shall for the purposes of this Agreement be treated as a loan by the Prime Broker to the Counterparty of the sum discharged.

4.3. Subject to the terms of this Agreement and in particular to clause 13 (netting and close-out on default), any loan to the Counterparty under clause
4.1 or 4.2 shall give rise to an obligation of the Counterparty to repay to the Prime Broker the amount lent together with fees and interest thereon as agreed between the Counterparty and the Prime Broker at such time or times as may have been agreed or, in default of such agreement, on demand.

SECURITIES FINANCE

4.4.     The Prime Broker may -

         (a)      advance securities to the Counterparty;

         (b) discharge any obligation of the Counterparty to deliver securities under or in connection with a Transaction.

4.5. Except to the extent that securities of the description and amount in question are for the time being credited to a Securities Account and available for the purpose, the discharge by the Prime Broker under clause 4.4(b) of an obligation of the Counterparty to deliver Securities shall


                                                                        Page 2
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for the purposes of this Agreement be treated as an advance by the Prime Broker to the Counterparty of the Securities so delivered.

4.6. Subject to the terms of this Agreement and in particular to clause 13 (netting and close-out on default), any such advance of securities to the Counterparty shall give rise to an obligation of the Counterparty to deliver Equivalent Securities together with fees and interest thereon to the Prime Broker at such time or times as may have been agreed or, in default of such agreement, on demand, and to make such payments as are provided by clause 11 with respect to Income on such securities.

4.7. Unless otherwise agreed, any borrowing of cash or securities, or any repos or reverse repos of securities, entered into by the Prime Broker with third parties for the purpose of making cash or securities available under this Agreement shall be entered into by the Prime Broker as principal and the Counterparty shall have no rights or obligations under any such transactions.

4.8. The terms of this clause 4 may be supplemented by those of any Product Annex and by any terms which may be agreed between the Prime Broker and the Counterparty in relation to any Transaction.

5.       SECURITIES AND CASH ACCOUNTS

5.1. The Prime Broker shall open and maintain one or more Cash Accounts and one or more Securities Accounts.

5.2.     The parties agree that:

         (a) all cash lent or advanced by the Prime Broker to or on behalf of the Counterparty shall be debited to a Cash Account in the appropriate currency;

         (b) all cash paid or treated as paid by or on behalf of the Counterparty to the Prime Broker shall be credited to a Cash Account in the appropriate currency;

         (c) whenever securities are advanced by or on behalf of the Prime Broker to the Counterparty a debit in respect of the relevant amount of securities of that description shall be posted to an appropriately designated Securities Account;

         (d) whenever securities are delivered or treated as delivered by or on behalf of the Counterparty to the Prime Broker a credit in respect of the relevant amount of securities of that description shall be posted to an appropriately designated Securities Account;

         (e) Charged Securities shall be credited to an appropriately designated Charged Securities Account.

5.3. For the purposes of this Agreement cash shall be treated as paid to the Prime Broker by the Counterparty, and securities shall be treated as delivered to the Prime Broker by the Counterparty, if they are paid or delivered to the Prime Broker by a Third Party in settlement of a Third Party Transaction.


                                                                          Page 3
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5.4.     The parties agree that -

         (a) the Prime Broker may debit to a Cash Account in the appropriate currency any amount which it is entitled to debit to a Cash Account under any term of this Agreement;

         (b) the Prime Broker may debit to a Securities Account relating to securities of any description any quantity of securities of the relevant description which it is entitled to debit to a Securities Account under any term of this Agreement.

5.5. THE PARTIES AGREE THAT CASH HELD BY THE PRIME BROKER UNDER THIS AGREEMENT WILL NOT BE HELD AS CLIENT MONEY PURSUANT TO THE FINANCIAL SERVICES (CLIENT MONEY) REGULATIONS 1991.

PART C: MARGIN

6.       MARGIN REQUIREMENT: MARGIN SPECIFICATION

6.1.     For the purposes of this Agreement -

         (a) the MARGIN REQUIREMENT means an amount expressed in a Base Currency Value calculated by the Prime Broker from time to time by reference to the Transactions and Relevant Derivatives Transactions for the time being outstanding, the balances on the Cash Accounts and the Market Value of Eligible Securities held on the Securities Accounts in accordance with the Margin Specification for the time being applicable to the Counterparty;

         (b) the MARGIN SPECIFICATION means a schedule notified by the Prime Broker to the Counterparty setting out the factors by reference to which and the manner in which the Margin Requirement is to be determined.

6.2. The Prime Broker may from time to time at its sole discretion and without restriction vary the Margin Specification applicable to the Counterparty by notice to the Counterparty which notice may be oral and confirmed in writing. Such a notice shall take effect from the time specified in the notice (which may not be earlier than three Business Days after the time when the notice is given). FOR THE AVOIDANCE OF DOUBT, THE COUNTERPARTY ACKNOWLEDGES THAT IT WILL BE BOUND BY ALL VARIATIONS OF THE MARGIN SPECIFICATION ON RECEIPT OF SUCH NOTICE AND WILL HAVE NO RIGHT TO DISPUTE SUCH VARIATIONS.

7.       OBLIGATION TO MAINTAIN MINIMUM AGGREGATE CREDIT BALANCE

7.1. The. Counterparty shall ensure that at all times there is an Aggregate Credit Balance of an amount not less than the Margin Requirement.

7.2. For the purposes of this Agreement the Aggregate Credit Balance at any time is the amount obtained by combining the Market Value at that time of:


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         (a)      all credit balances on Cash and Securities Accounts (such
         balances being counted as positive items);

         (b) all debit balances on Cash and Securities Accounts (such balances being counted as negative items); and

         (c) all Relevant Derivatives Transactions (such values being positive amounts if they have positive mark-to-market values for the Counterparty, and negative amounts if they have negative mark-to-market values for the Counterparty).

         The sum of such combination is referred to in this Agreement as the AGGREGATE CREDIT BALANCE if it is positive and the AGGREGATE DEBIT BALANCE if it is negative.

7.3. The Counterparty may, with the consent of the Prime Broker, deliver cash or securities to the Prime Broker for credit to an appropriate Account.

7.4.     For the purposes of this Agreement -

         (a) if at any time there is an Aggregate Credit Balance of an amount less than the Margin Requirement, there is a Margin Deficit of an amount equal to the deficiency;

         (b) if at any time there is an Aggregate Debit Balance, there is a Margin Deficit of an amount equal to the sum of the Aggregate Debit Balance and the Margin Requirement.

8.       MARGIN DEFICITS

8.1. If at any time there is a Margin Deficit the Counterparty shall pay or transfer to the Prime Broker cash or securities of an aggregate Market Value at least sufficient to ensure that following such payment or transfer (and the related alterations to the balances on the cash and/or Securities Accounts and any consequent change to the Margin Requirement) there will be no Margin Deficit.

8.2. The Counterparty shall comply with clause 8.1 within the period specified in the notice and, if no such period is specified, not later than close of business on the Business Day following that on which the notice is given.

PART D: CASH AND SECURITIES

9.       PAYMENT AND DELIVERY

9.1.     Unless otherwise agreed and subject to the terms of this Agreement -

         (a) any cash paid, or treated as paid, by the Counterparty to the Prime Broker pursuant to this Agreement (other than payments which the Prime Broker is entitled to apply in or towards satisfaction of a debt owed by the Counterparty to the Prime Broker) shall be repayable by the Prime Broker to the Counterparty on demand;

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         (b)      the Prime Broker shall be obliged to deliver to the
         Counterparty on demand Equivalent Securities in respect of any securities (other than Charged Securities) delivered, or treated as delivered, by the Counterparty to the Prime Broker (other than deliveries which the Prime Broker is entitled to apply in or towards satisfaction of an obligation of the Counterparty to deliver Equivalent Securities to the Prime Broker in respect of securities advanced to the Counterparty).

9.2. The Prime Broker may apply any cash or securities paid or delivered, or treated as paid or delivered, to the Prime Broker by the Counterparty pursuant to this Agreement in or towards satisfaction of any amounts owed to the Prime Broker by the Counterparty (whether or not in the relevant currency) or (as applicable) any obligation of the Counterparty to deliver securities of the relevant kind to the Prime Broker.

9.3. In no circumstances shall the Prime Broker be obliged to make any payment of cash or transfer of Equivalent Securities or Charged Securities to or to the order of the Counterparty if -

         (a) immediately alter that payment or transfer there would be a Margin Deficit; or

         (b) the Prime Broker determines, in its reasonable discretion, that the cash, Charged Securities, or Equivalent Securities are required for the discharge of obligations under current or proposed Transactions or current or proposed Relevant Derivatives Transactions; or

         (c) the Prime Broker determines, in its reasonable discretion, that the cash or Equivalent Securities are required to be retained in respect of payments, expenses, obligations or liabilities which may come to light or which the Prime Broker may suffer or incur in respect of past Transactions or past Relevant Derivatives Transactions.

9.4.     Except in relation to Charged Securities -

         (a) all right, title and interest in and to securities and cash which are delivered or paid, or treated as delivered or paid, by the Counterparty to the Prime Broker under this Agreement shall pass to the Prime Broker upon receipt thereof regardless of the purpose of such delivery;

         (b) any reference in this Agreement or in any other agreement or communication between the parties (however expressed) to the Prime Broker's obligation to release or redeliver or account for or act in relation to securities to the Counterparty shall be construed as a reference to an obligation to redeliver or release or account for or act in relation to Equivalent Securities.

9.5. Unless otherwise agreed, all cash paid by one party to the other under this Agreement shall be in immediately available, freely convertible funds of the relevant currency. All such payments shall be made to the account specified for payments in that currency (or for any particular payment) by the party which is to receive the payment. All securities or Equivalent Securities to be delivered by one party to the other under this Agreement -

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         (a)      shall be in suitable form for transfer and shall be
         accompanied by duly executed instruments of transfer or assignment in blank (where required for transfer) and such other documentation as the transferee may reasonably request; or

         (b) shall be transferred through the book entry system of Euroclear or Cedel; or

         (c) shall be transferred through any other agreed securities clearance system; or

         (d) shall be transferred by any other method mutually acceptable to the Prime Broker and the Counterparty.

9.6. Partly-paid securities or Equivalent Securities which the Counterparty intends to deliver to the Prime Broker under this Agreement shall be notified as such prior to delivery. The Prime Broker may in its absolute discretion refuse to accept any delivery of securities or Equivalent Securities which are partly-paid and, if such securities or Equivalent Securities are actually delivered before the Prime Broker has decided to accept or reject them, the Counterparty shall not be entitled to require the redelivery of such securities or Equivalent Securities until such time as the Prime Broker has so decided (and then only in accordance with the provisions of this Agreement and any relevant Product Annex).

9.7. Securities or Equivalent Securities delivered to the Prime Broker will not be deemed to have been accepted by the Prime Broker until such time as they have been transferred into the sole name of the Prime Broker or its nominee.

9.8. Where the Counterparty intends to deliver to the Prime Broker securities or Equivalent Securities which are Restricted Securities, the Counterparty shall before such delivery give the Prime Broker written notice of that intention, specifying the securities or Equivalent Securities concerned and describing fully the applicable restrictions, prohibitions or impediments. The Prime Broker may in its absolute discretion refuse to accept any delivery of securities or Equivalent Securities which are Restricted Securities and, if such securities are actually delivered before the Prime Broker has decided to accept or reject them, the Counterparty shall not be entitled to require the redelivery of such securities until such time as the Prime Broker has so decided (and then only in accordance with the provisions of this Agreement and any relevant Product Annex).

9.9. Unless otherwise agreed and subject to clause 11, all cash payable by one party to the other under this Agreement shall be paid free and clear of, and without withholding or deduction for, any taxes or duties of whatsoever nature imposed, levied, collected, withheld or assessed by any authority having power to tax, unless the withholding or deduction of such taxes or duties is required by law. In that event, unless otherwise agreed, the paying party shall pay such additional amounts as will result in the net amounts receivable by the other party (after taking account of such withholding or deduction) being equal to such amounts as would have been received by it had no such taxes or duties been required to be withheld or deducted: provided that no such additional amounts shall be payable by the Prime Broker in respect of any interest.

9.10. The parties shall execute and deliver all necessary documents and take all necessary steps to procure that all right, title and interest in any securities (other than Charged Securities) or

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Equivalent Securities shall upon transfer pass to the party to which the transfer is being made in accordance with this Agreement, free from all liens, claims, charges and encumbrances.

9.11. Deliveries of securities or cash payments made under this Agreement may be subject to the rules, regulations, customs and practices of any payment or settlement system through which the delivery or payment is made (the SETTLEMENT RULES) and, where they conflict with the terms of this Agreement, the Settlement Rules shall prevail.

9.12. Any obligation of the Prime Broker to make a payment of cash or transfer of securities under this Agreement is an obligation to make such payment or transfer to the Counterparty and the Prime Broker may decline to give effect to any request or instruction by the Counterparty to make any such payment or transfer to, or to the order of, a third party (other than a banker or custodian for the Counterparty).

10.      CHARGED SECURITIES

10.1. Notwithstanding any other provision of this Agreement, the Counterparty hereby with full title guarantee, as security for the payment of all its obligations and liabilities to the Prime Broker under this Agreement, charges in favour of the Prime Broker by way of first fixed charge any securities which the Counterparty may at any time deliver, or be treated as delivering, to the Prime Broker (other than any securities which the Prime Broker is entitled to apply in or towards satisfaction of an obligation of the Counterparty to deliver Equivalent Securities to the Prime Broker in respect of securities loaned to the Counterparty) and which are issued in any of the jurisdictions listed in
Schedule 2 (CHARGED SECURITIES). The Counterparty hereby covenants with the Prime Broker that it will not allow any Security Interest to subsist or be created over any of the Charged Securities other than the security created in favour of the Prime Broker under this Agreement.

10.2. The Counterparty hereby irrevocably and by way of security for the payment by it of the amounts and the performance of its obligations under this Agreement appoints the Prime Broker as its true and lawful attorney (with full power to appoint substitutes and to sub-delegate) on behalf of the Counterparty and in the Counterparty's own name or otherwise, at any time and from time to time, to sign, seal, deliver and complete all transfers, renunciations, proxies, mandates, assignments, deeds and documents and do all acts and things which the Prime Broker may, in its sole and absolute discretion, consider to be necessary or advisable to perfect or improve its security over the Charged Securities or to give proper effect to the intent and purposes of this Agreement or to enable or assist in any way in the exercise of any power of sale of the Charged Securities (whether arising under this Agreement or implied by statute or otherwise).

10.3. On the occurrence of an Event of Default and without prior notice to the Counterparty, the Prime Broker may sell or otherwise dispose (and instruct any nominee of the Prime Broker to sell or otherwise dispose) of all the title to and interest in the Charged Securities or (as the Prime Broker may elect and without prejudice to any later exercise of this power) the whole or part of the equitable interest divested of the legal title for such consideration (which may comprise or


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include shares or debentures), upon such terms and generally in such manner as the Prime Broker may, in its sole and absolute discretion, think fit.

10.4. The provisions of the Law of Property Act 1925 (or any statutory re-enactment, variation or modification thereof or any law of similar effect in any jurisdiction) relating to the power of sale conferred by that Act are hereby varied so that section 103 shall not apply.

10.5. The Prime Broker shall not be liable for any loss or damage occasioned by any sale or disposal of the Charged Securities (or interest therein) or arising out of the exercise of or failure to exercise any of its powers under this power of sale or for any neglect or default to pay any installment or accept any offer or notify the Counterparty of any such matter or for any other loss of any nature whatsoever in connection with the Charged Securities.

10.6. All moneys (net of any costs, expenses or losses incurred by the Prime Broker arising in connection with the exercise of the powers) arising from the exercise of the powers of the Prime Broker set out above shall be credited to an appropriate Cash Account.

11.      DIVIDENDS, SECURITIES EVENTS AND VOTING RIGHTS

11.1. Subject to clauses 11.2 and 11.3, if on an Income Payment Date in respect of any securities there is a credit or debit balance on a Securities Account in respect of those securities the Prime Broker shall, on the date such Income is paid or distributed by the issuer -

         (a) where there is a credit balance on the Securities Account, credit a Cash Account with a sum equal to (and in the same currency as) the amount paid by the issuer or, in the case of a distribution by way of additional securities, credit those additional securities to the Securities Account;

         (b) where there is a debit balance on the Securities Account, debit a Cash Account with a sum equal to (and in the same currency as) the amount paid by the issuer or, in the case of a distribution by way of additional securities, debit those additional securities to the Securities Account;

11.2.    The amount credited under clause 11.1(a) shall not include any amount -

         (a) which is deducted or withheld in respect of tax by or on behalf of the issuer of the securities in question (or would have fallen to be so withheld or deducted in respect of the securities in question if the Prime Broker had held such securities at the relevant date);

         (b) which is required to be accounted for to the United Kingdom Inland Revenue pursuant to Schedule 23A to or (in the case of Charged Securities) sections 118A to 118K of the Income and Corporation Taxes Act 1988 in respect of the relevant securities; or

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         (c)      which is or might be recovered by the Prime Broker or any
         other holder of the securities from any relevant taxation authority outside the United Kingdom in respect of the Income in question;

and shall not exceed the lesser of -

         (A) the actual amount initially received in cash by the Prime Broker from the issuer in respect of the relevant Income (or which would have been so received if the Prime Broker had held the securities in question at the relevant date); and

         (B) the amount which the Counterparty would have initially received in cash from the issuer in respect of the Income if the Counterparty had held the securities in question at the relevant date net, in either case, of an amount which is or, as the case may be, would have been held or deducted or withheld in respect of tax by or on behalf of the issuer. In this clause 11.2 "RELEVANT DATE" means, in relation to any Income, the date by reference to which the identity is determined of those holders to whom that Income is paid.

11.3. Where clause 11.1(b) applies and any amount is or might be recoverable by the Prime Broker or any other holder of the relevant securities from any relevant taxation authority outside the United Kingdom in respect of the Income in question the amount debited under clause 11.1(b) shall include an equivalent amount; provided that to the extent that any amount is actually so recovered by the Prime Broker an amount equal to that recovered shall be credited to a Cash Account upon receipt

11.4. The Prime Broker shall inform the Counterparty if the Prime Broker becomes aware of the occurrence or prospective occurrence of a Securities Event with respect to any securities credited to a Securities Account.

11.5. Where a Securities Event under which the holder of securities has or is offered any right or option is to occur with respect to any securities which are for the time being credited or debited to a Securities Account, the Counterparty (in the case of securities which are credited to a Securities Account) or the Prime Broker (in respect of securities which are debited to a Securities Account) may within a reasonable time before the latest time for the exercise of the right or option give written notice to the other party that it wishes to receive in respect of the relevant credit or debit balance Equivalent Securities in such form as will arise if the right is exercised or, in the case of a right which may be exercised in more than one manner, is exercised in such manner as is specified in such written notice.

11.6. A notice given under clause 11.5 by the Counterparty shall not be effective -

         (a) where it refers to a Securities Event which involves the payment of money by the holder of securities to which it refers, unless the Counterparty pays to the Prime Broker, for value not later than the due date of the relevant payment, an amount equal to that becoming due in respect of the action specified in the notice; or

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         (b)      if it would cause a Margin Deficit to arise.

11.7. Whenever a call becomes payable in respect of partly-paid securities which are credited to a Securities Account, the Counterparty shall pay to the Prime Broker, for value not later than the day on which the call is payable, a sum equal to that payable in respect of the amount of the securities so credited.

11.8. Where a Securities Event occurs in relation to securities credited to a Securities Account and no notice is given under clause 11.5, the Prime Broker shall credit or debit the Accounts with such postings as would reflect the taking of such action as the Prime Broker may in its absolute discretion determine in relation to the Securities Event.

11.9. The Prime Broker agrees that to the extent that it holds securities of the same description as any securities in respect of which there is a credit balance on a Securities Account at a time when a right to vote arises in respect of such securities it shall use its reasonable endeavors to arrange for the voting rights attached to such securities to be exercised in accordance with instructions of the Counterparty provided that such instructions are received in such period as is reasonably necessary for the Prime Broker to exercise such rights prior to the exercise of such right and that the Prime Broker does not owe any obligation to procure the exercise of voting rights in respect of those securities in accordance with the instructions of any other person.

PART E: TERMINATION

12.      EVENTS OF DEFAULT

12.1. The occurrence of any of the following events with respect to a party constitutes an EVENT OF DEFAULT in relation to that party (the DEFAULTING PARTY, the other party being the NON-DEFAULTING PARTY) -

         (a) the Counterparty fails to eliminate a Margin Deficit on the due date in accordance with clause 8, and the Prime Broker serves a Default Notice on the Counterparty; or

         (b) the party fails to make a payment of cash or delivery of securities (other than in the circumstances referred to in clause 12.1(a) above) by the due date for such payment or delivery, such failure not having been remedied within 24 hours following written notice of such failure given to that party by the other party, and the Non-Defaulting Party serves a Default Notice on the Defaulting Party; or

         (c) the party fails to comply with or perform any agreement or obligation (other than an obligation of a kind referred to in clause 12.1(a) or (b) above) to be complied with or performed by the party in accordance with this Agreement and such failure, if capable of remedy, is not remedied within 24 hours following written notice of such failure given to that party by the other party, and the Non-Defaulting Party serves a Default Notice on the Non-Defaulting Party; or

         (d) an Act of Insolvency occurs with respect to the party and (except in the case of an Act of Insolvency which is the presentation of a petition for winding-up or any analogous proceeding or the appointment of a liquidator or analogous officer of the Defaulting Party in which case no such notice shall be required) the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

         (e) any representations made by the party are incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, and the Non-Defaulting Party serves a Default Notice on the Defaulting Party; or

         (f) the party admits to the other party that it is unable to, or intends not to, perform any of its obligations under this Agreement, and the non-Defaulting Party serves a Default Notice on the Defaulting Party; or

         (g) the party is suspended or expelled from membership of or participation in any securities exchange or association or other self regulating organization, or suspended from dealing in securities by any government agency, or any of the assets of the party or the assets of investors held by, or to the order of, the party are transferred or ordered to be transferred to a trustee by a regulatory authority pursuant to any securities regulating legislation, and the Non-Defaulting Party serves a Default Notice on the Defaulting Party.

13.      CLOSE-OUT

13.1. On the occurrence of an Event of Default the following shall immediately occur -

         (a) any obligation of the Prime Broker to use reasonable endeavors to settle any Third Party Transaction on behalf of the Counterparty shall cease, and the Prime Broker may inform the Third Party that the Prime Broker will not settle any such Transaction;

         (b) all other outstanding obligations of each party to deliver securities or Equivalent Securities or to pay cash to the other under this Agreement shall fall due for performance immediately (and so that performance of the respective obligations of the parties with respect to delivery of securities or Equivalent Securities or payment of cash shall be effected only in accordance with the following provisions of this clause 13.1);

         (c) the Non-Defaulting Party shall establish, as at the Termination Date, the Default Market Values of all securities, Equivalent Securities and cash to be delivered or paid by each party under clause 13.1(b) above;

         (d) on the basis of the sums so established, an account shall be taken (as at the Termination Date) of what is due from each party to the other under this Agreement (on the basis that each party's claim against the other in respect of the delivery to it of securities or Equivalent Securities under this Agreement equals the Default Market Value thereof) and the sums due from one party shall be set off against the sums due from the other and only the balance of the account shall be payable (by the party having the claim valued at the lower amount) and such balance shall be due and payable on the next following Business Day. For the purposes of this calculation, all sums not denominated in the Base Currency shall be convened into the Base Currency at the Spot Rate prevailing at the relevant time.

13.2. The provisions of this Agreement constitute a complete statement of the remedies available to each party in respect of any Event of Default.

13.3. Neither party may claim any sum by way of consequential loss or damage in the event of a failure by the other party to perform any of its obligations under this Agreement.

13.4. Each party shall immediately notify the other if an Event of Default, or an event which, upon the serving of a Default Notice, would be an Event of Default, occurs in relation to it.

14.      TAX EVENT

14.1.    This clause 14 shall apply if either party notifies the other that -

         (a) any action taken by a taxing authority or brought in a court of competent jurisdiction (regardless of whether such action is taken or brought with respect to a party to this Agreement); or

         (b) a change in the fiscal or regulatory regime (including, but not limited to, a change in law or in the general interpretation of law but excluding any change in any rate of tax), has or will, in the notifying party's reasonable opinion, have a material adverse effect on that party in the context of a Transaction.

14.2. If so requested by the other party, the notifying party will furnish the other with an opinion of a suitably qualified adviser that an event referred to in clause 14.1(a) or (b) above has occurred and affects the notifying party.

14.3. Where this clause 14 applies, the party giving the notice referred to in clause 14.1 may, so far as it is within its power to do so and subject to clause 14.4 below, terminate the Transaction with effect from a date specified in the notice, not being earlier (unless so agreed by the other party) than 30 days after the date of the notice.

14.4. If the party receiving the notice referred to in clause 14.1 so elects, it may override that notice by giving a counter-notice to the other party. If a counter-notice is given, the party which gives the counter-notice will be deemed to have agreed to indemnify the other party against the adverse effect referred to in clause 14.1 so far as relates to the relevant Transaction.

14.5. Where a Transaction is terminated as described in this clause 14, the party which has given the notice to terminate shall indemnify the other party against any reasonable legal and other professional expenses incurred by the other party by reason of the termination.

14.6. The amount payable by one party to the other in respect of the termination of a Transaction under this clause 14 shall be the amount agreed between the parties or, in default of such agreement, an amount calculated by the Prime Broker on the basis of the calculations set out at clause 13.1 save that only the obligations under the affected Transaction would be accelerated (calculated as if the Counterparty were the Defaulting Party).

14.7. This clause 14 is without prejudice to clause 9.8 (obligation to pay additional amounts if withholding or deduction required); but an obligation to pay such additional amounts may, where appropriate, be a circumstance which causes this clause to apply.

14.8. The Counterparty shall indemnify and hold the Prime Broker, its directors, officers, employees and agents harmless from arid against all Taxes, expenses, claims, actions, liabilities, costs or proceedings which they may incur or which arise directly or indirectly in connection with the entering into, or acting in respect of, this Agreement or any Transaction or as a result of any dealings with Third Parties pursuant to the terms of this Agreement and/or any Transaction made hereunder and shall in particular pay any stamp duty or other transfer tax arising in respect of any Transaction hereunder.

PART F: GENERAL

15.      INTEREST AND FEES

15.1. Interest shall be payable on credit and debit balances on Cash Accounts, and the Counterparty shall pay remuneration to the Prime Broker in respect of Transactions, at such rates, at such times and calculated in such manner as may have been agreed or, in default of agreement, as may from time to time be notified by the Prime Broker to the Counterparty, such notification to take effect three Business Days from the date on which it is given or at such later time as is specified in the notification.

15.2. Fees shall be payable by the Counterparty to the Prime Broker for the services provided by the Prime Broker under this Agreement in accordance with the scale notified to the Counterparty from time to time, any such notification to take effect three Business Days from the date on which it is given or at such later time as is specified in the notification.

15.3. If on any date amounts would otherwise be payable in the same currency by each party to the other under clauses 15.1 and 15.2, then, on such date, each party's obligations to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

15.4. Any amount payable by the Counterparty under this Agreement which is not paid when due shall bear interest from the date on which payment became due until the date of actual payment at a rate equal to LIBOR plus two per cent or, if greater, the rate for the time being prescribed as the rate of interest payable in respect of judgment debts.

16.      REPORTS AND VALUATION

16.1. The Prime Broker shall provide reports to the Counterparty relating to Transactions and to balances on the Securities and Cash Accounts in such form and in such manner and with such frequency as the parties may agree.

16.2. Any value ascribed to any Transaction or any securities or Cash in any report provided by the Prime Broker relates only to the relevant value for the purpose of the calculation of Margin referred to in Part C above. Such valuation does not purport to indicate the open market value, or the value which the Prime Broker may attribute to the Transaction, securities or cash for any other purpose.

17.      REPRESENTATIONS AND WARRANTIES

17.1.    Each party represents and warrants to the other that -

         (a) it is duly authorized to execute and deliver this Agreement (including each Product Annex), to enter into the Transactions contemplated under this Agreement and to perform its obligations under this Agreement and all Transactions, and has taken all necessary action to authorize such execution, delivery and performance;

         (b) it will engage in this Agreement and all Transactions to which it is a party as principal (except that the Prime Broker may in exceptional circumstances act as settlement agent for the Counterparty in settling Transactions);

         (c) the person signing this Agreement (including any Product Annex) on its behalf is, and any person representing it in entering into a Transaction will be, duly authorized to do so on its behalf;

         (d) it has obtained all authorizations of any governmental or regulatory body required in connection with this Agreement and the Transactions contemplated under this Agreement and such authorizations are in full force and effect;

         (e) the execution, delivery and performance of this Agreement and all Transactions will not violate any law, ordinance, charter, bye-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected;

         (f) it has satisfied itself and will continue to satisfy itself as to the tax implications of the Transactions contemplated under this Agreement;

         (g)      in connection with this Agreement and each Transaction:

                  (i) it is not relying on any advice (whether written or oral) of the other party, other than the representations expressly set out in this Agreement;

                  (ii) it has made and will make its own decisions regarding the entering into of any Transaction based upon its own judgment and upon advice from such professional advisers as it has deemed it necessary to consult;

                  (iii) the other party is not acting as a fiduciary or an advisor for it and all decisions have been the result of arms' length negotiations between the parties;

                  (iv) it understands the terms, conditions and risks (including, without limitation, tax risks) of each Transaction and is willing to assume (financially and otherwise) those risks and it has received no assurance or guarantee as to the expected performance or result of any transaction;

         (h) at the time it delivers, or is treated as delivering, to the other party any securities or Equivalent Securities it will have the full and unqualified right to make such delivery and that (except in the case of Charged Securities) upon such delivery the other party will receive all right, title and interest in and to those securities free of any lien, claim, charge or encumbrance and such delivery shall not violate or conflict with any law, treaty, rule, regulation or determination of any Governmental Authority binding upon it or, where the party delivering such securities or Equivalent Securities is the Counterparty, any law, treaty, rule, regulation or determination of any Governmental Authority which is binding on the Prime Broker and of which the Prime Broker has given notice to the Counterparty for the purposes of this paragraph;

         (i) where the Counterparty is not resident in the United Kingdom, it will at the Prime Broker's request provide any necessary certificate of non-resident or other appropriate documentation necessary to minimize the incidence of UK taxation in respect of income arising in respect of securities that are the subject of any Transaction.

On the date on which any Transaction is entered into and on each day on which securities or Equivalent Securities are to be transferred under this Agreement, each of the parties hereto entering into such Transaction shall each be deemed to repeat all the foregoing representations. For the avoidance of doubt and notwithstanding any arrangements which the Counterparty may have with any other person, the Counterparty will be liable as a principal for its obligations under this Agreement and each Transaction.

17.2. On the date on which any Transaction is entered into and on each day on which securities or Equivalent Securities are to be transferred by the Counterparty to the Prime Broker under this Agreement the Counterparty shall be deemed to represent and warrant to the Prime Broker that there is no prohibition, impediment or restriction imposed by virtue of any national or local law or regulation or by any agreement preventing or restricting dealings in or transfers of any securities or Equivalent Securities subject to that Transaction, or which are to be so delivered, other than such as are fully described in a notice given by the Counterparty to the Prime Broker prior to the delivery of such securities in accordance with clause 9.8;

18.      USE OF NAME OF PRIME BROKER

18.1. Except with the express prior written agreement of the Prime Broker, the Counterparty shall not in any advertisement or publication issued or statement made by it -

         (a) use any name or description containing the words "Lehman Brothers"; or

         (b) otherwise indicate that it is carrying on any activity in association with or by or under the authority of the Prime Broker or of any company or entity affiliated to or associated with the Prime Broker.

19.      NOTICES AND OTHER COMMUNICATIONS

19.1.    Any notice or other communication to be given under this Agreement -

         (a) shall be in the English language and, except where expressly otherwise provided in this Agreement, shall be in writing;

         (b)      may be given in any manner described in clause 19.2 below;

         (c) shall be sent to the party to whom it is to be given by GPL or at the address or number set out in Schedule 3.

19.2.    Any such notice or other communication shall be effective -

         (a) if in writing and delivered in person or by courier, at the time when it is delivered;

         (b)      if sent by GPL, at the time of transmission;

         (c) if sent by telex, at the time when the recipient's answerback is received;

         (d) if sent by facsimile transmission, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (e) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), at the time when that mail is delivered or its delivery is attempted;

         (f) if sent by electronic messaging system, at the time that electronic message is received;

except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

19.3. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

19.4. The Prime Broker shall be entitled to rely on, and to treat as genuine, any requests, instructions, information or other communications reasonably believed by the Prime Broker to have been made or given by or on behalf of the Counterparty, notwithstanding that any such communication may afterwards be found not to have been made or given by or on behalf of the Counterparty.

19.5. Any GPL instructions received by the Prime Broker may be treated as conclusive both as to content and authority without any further investigation on the part of the Prime Broker.

20.      AGREEMENT

20.1. This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for Transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

20.2. If there is a conflict between the provisions of any Product Annex and the provisions of this document, the provisions of the Product Annex shall prevail.

21.      NON-ASSIGNABILITY; TERMINATION

21.1. Subject to clause 21.2 below, the rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned, charged or otherwise dealt with by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

21.2. Clause 21.1 above shall not preclude a party from assigning, charging, or otherwise dealing with all or any part of its interest in any sum payable to it under clause 13 above (net sums payable on default) above.

21.3. Either party may terminate this Agreement by giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

21.4. All remedies under this Agreement shall survive termination in respect of the relevant Transaction and termination of this Agreement.

22.      GOVERNING LAW

22.1. This Agreement shall be governed by and construed in accordance with the laws of England. The parties hereby irrevocably submit for all purposes of or in connection with this Agreement and each Transaction to the jurisdiction of the Courts of England.

22.2. Nothing in this clause 22 shall limit the right of any party to take proceedings in the courts of any other country of competent jurisdiction.

21.3 The Counterparty hereby appoints the person identified in Schedule 3 as its agent to receive on its behalf service of process in such courts. If such agent ceases to be its agent, the Counterparty shall promptly appoint, and notify the Prime Broker of the identity of, a new agent in England.

23.      NO WAIVERS, ETC.

23.1. No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy under this Agreement by any party shall constitute a waiver of its right to exercise any other remedy under this Agreement. No modification or waiver of any provision of this Agreement and no consent by any party to a departure from it shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. For the avoidance of doubt a variation of the Margin Specification pursuant to clause
7.2 shall not be deemed to be a variation of this Agreement. Without limitation on any of the foregoing, the failure to give a notice pursuant to clause 7 above (notice of Margin Deficit) will not constitute a waiver of any right to do so at a later date.

24.      WAIVER OF IMMUNITY

24.1. The Counterparty hereby waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any action or proceeding in the Courts of England or of any other country or jurisdiction, relating in any way to this Agreement or any Transaction, and agrees chat it will not raise, claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

25.      CONFIDENTIALITY

25.1. Each party undertakes with the other that it shall use all reasonable endeavors to keep confidential (and to ensure that its officers, employees, agents and professional and other advisers keep confidential) any information which relates to the contents of this Agreement (or any agreement or arrangement entered into pursuant to this Agreement). Neither party shall use for its own business purposes or disclose to any third party any such confidential information without the consent of the other party.

26.      RECORDING

26.1. The parties agree that each may without further notice electronically record all telephone conversations between them.

27.      FORCE MAJEURE

27.1. The Prime Broker shall not be responsible for any losses costs or damages suffered or incurred by the Counterparty resulting directly or indirectly from;

         (a) any action, omission, suspension of trading, decision or ruling of any exchange or regulator, governmental or other body or of any other person which is beyond the Prime Broker's control (including, without limitation, any floor broker, exchange) dealing or clearing house error or delay);

         (b) any war, strike, lock-out, national disaster, act of terrorism, delay in postal service or any other delay or inaccuracy in the transmission of orders or other information, or any breakdown, failure or malfunction of any telecommunication or computer system; provided that the Prime Broker shall use reasonable efforts to inform the Counterparty of the occurrence of any such event.


LEHMAN BROTHERS INTERNATIONAL                 [NAME OF COUNTERPARTY]
(EUROPE)

By:                                            By:
  ---------------------------                    ------------------------------
Title:                                         Title:
     ------------------------                        ---------------------------
Date:                                           Date:
    -------------------------                       ----------------------------

                                   SCHEDULE 1

                                   DEFINITIONS

1. In this Agreement the following expressions have the following meanings:

ACCOUNT.  A Securities Account and/or a Cash Account as the case requires;

ACT OF INSOLVENCY.  Shall occur with respect to a party upon -

                  (i) its making a general assignment for the benefit of, or entering into a reorganization, arrangement, or composition with creditors; or

                  (ii) its admitting in writing that it is unable to pay its debts as they become due; or

                  (iii) its seeking, consenting to or acquiescing in the appointment of any trustee, administrator, receiver or liquidator or analogous officer of it or any material part of its property; or

                  (iv) the presentation or filing of a petition in respect of it (other than by the other party to this Agreement in respect of any obligation under this Agreement) in any court or before any agency alleging or for the bankruptcy, winding-up or insolvency of such party (or any analogous proceeding) or seeking any reorganization, arrangement, composition, re-adjustment, administration, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such petition (except in the case of a petition for winding-up or any analogous proceeding, in respect of which no such 30 day period shall apply) not having been stayed or dismissed within 30 days of its filing; or

                  (v) the appointment of a receiver, administrator, liquidator or trustee or analogous officer of such party or over all or any material part of such party's property;

                  (vi) the convening of any meeting of its creditors for the purposes of considering a voluntary arrangement as referred to in section 3 of the Insolvency Act 1986 (or any analogous proceeding); or

                  (vii) any act preparatory to any of (i) - (vi) above;

AGGREGATE CREDIT BALANCE.  Has the meaning given in clause 7.2;

AGGREGATE DEBIT BALANCE.  Has the meaning given in clause 7.2;

AGREEMENT. This document including the Schedules, together with all Product Annexes and Confirmations;

BASE CURRENCY. The currency agreed between the parties to be the Base Currency or, in the absence of such agreement, US dollars;

BASE CURRENCY VALUE. Means, on any day in relation to a security;

         (a) where such security is denominated in Base Currency, the Value of such security on such day; and

         (b) where such security is not denominated in Base Currency, the equivalent in Base Currency on such day of the Value of such security converted at the Spot Rate for the previous business day;

and on any day in relation to a currency the equivalent in Base Currency on such day of the Value of such currency converted at the Spot Rate for the previous business day;

BUSINESS DAY. A day on which banks in London and in the centre in which the principal Exchange for dealing in the relevant securities is situated are open for a full range of business;

CASH ACCOUNT. An account maintained by the Prime Broker for the recording of cash balances in accordance with this Agreement;

CHARGED SECURITIES ACCOUNT. An Account for recording Charged Securities held by the Prime Broker;

CHARGED SECURITIES.  Has the meaning given in clause 10;

DEFAULT MARKET VALUE.  with respect to any securities on any date:

(i) in the case of securities to be delivered to the Defaulting Party,

         (aa) if the non-Defaulting Party has between the occurrence of the relevant Event of Default and the Default Valuation Time (as defined below) sold securities forming part of the same issue and being of an identical type and description to those securities and in substantially the same amount as those securities, the net proceeds of sale (after deducting all reasonable costs, fees and expenses incurred in connection therewith); and

         (bb) failing such sale before the Default Valuation Time, the Market Value of such securities at the Default Valuation Time;

(ii)     in the case of securities to be delivered by the Defaulting Party,

         (aa) if the non-Defaulting Party has between the occurrence of the relevant Event of Default and the Default Valuation Time purchased securities forming part of the same issue and being of an identical type and description to those securities and in substantially the same amount as those securities, the cost of such purchase

                  (including all reasonable costs, fees and expenses incurred in connection therewith); and

         (bb) failing such purchase before the Default Valuation Time, the amount it would cost to buy such securities at the Default Valuation Time at the best available offer price therefor (and where different offer prices are available for different delivery dates, such offer price in respect of the earliest available such delivery date) on the most appropriate market, together with all reasonable costs, fees and expenses that would be incurred in connection therewith (calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out the Transaction), in each case as determined by the non-Defaulting Party; and for this purpose the DEFAULT VALUATION TIME means, with respect to any securities:

                  (A) if the relevant Event of Default occurs during normal business hours on a day which is a dealing day in the most appropriate market for securities of the relevant description (as determined by the non-Defaulting Party), the close of business in that market on the following dealing day;

                  (B) in any other case, the close of business on the second dealing day in that market after the day on which the relevant Event of Default occurs.

Where the amount of any securities sold or purchased as mentioned in (i), (ii) and (ii)(aa) above is not identical to that of the securities to be valued for the purposes of this definition, the Default Market Value of those securities shall be ascertained by dividing the net proceeds of sale or cost of purchase by the amount of the securities sold or purchased so as to obtain a net unit price and multiplying that net unit price by the amount of the securities to be valued.

DEFAULT NOTICE. A written notice served by the Non-Defaulting Party on the Defaulting Party under clause 12 stating that an event shall be treated as an Event of Default for the purposes of this Agreement;

ELIGIBLE SECURITY. means at any time a security listed in the Margin Specification which satisfies all the conditions of the Margin Specification and which is freely transferable and capable of being freely settled through a clearance system and ownership of which shall in each case be evidenced by book entry, without the need for any document of transfer of any kind;

EQUIVALENT SECURITIES.  Has the meaning given in paragraph 2 below;

FX TRANSACTION. A contract for the sale of one currency against a purchase of another currency;

GOVERNMENTAL AUTHORITY. Any government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

GPL. Global Prime Link, the data communication system established between the Prime Broker and the Counterparty for the transmission of data and information for the purposes of this Agreement;

INCOME. With respect to any securities at any time, all interest, dividends or other distributions thereon;

INCOME PAYMENT DATE. With respect to any securities, the date on which Income is paid in respect of such securities, or, in the case of registered securities, the date by reference to which particular registered holders are identified as being entitled to payment of Income;

LIBOR. in relation to any sum in any currency, the one-month London Inter-Bank Offered Rate in respect of that currency as quoted on page 3750 of the Telerate Service (or such other page as may replace Page 3750 on that service) as of 11:00 am., London time, on the date on which it is to be determined;

MARGIN CALL. A notification given to the Counterparty by the Prime Broker requiring the Counterparty to eliminate a Margin Deficit;

MARGIN DEFICIT.  Has the meaning given in clause 7.3;

MARGIN REQUIREMENT.  Has the meaning given in clause 7.1(a);

MARGIN SPECIFICATION.  Has the meaning given in clause 7.1(b);

MARKET VALUE.

(a) With respect to any securities or any balance on a Securities Account as of any time on any date, the price for such securities at such time on such date obtained from a source selected by the Prime Broker. Where the Prime Broker determines that both bid and offer prices are available and the relevant Securities have been credited to the Securities Account, then the bid price shall be used. Where the Prime Broker determines that both bid and offer prices are available and the relevant Securities have been debited to the Securities Account, then the offer price shall be used. Where the Prime Broker determines that only mid market prices are available, the mid market price will be used for both credits and debits of the relevant Security. Where different prices are obtained for different delivery dates, the price so obtainable for the earliest available such delivery date) (provided that the price of securities that are suspended shall (for the purposes of calculating an Aggregate Credit Balance or Aggregate Debit Balance where there is a credit balance on the Securities Account in respect of those securities) be nil unless the parties otherwise agree and (for all other purposes) shall be the price of those securities as of close of business on the dealing day in the relevant market last preceding the date of suspension). For these purposes any sum in a currency other than the Base Currency shall be converted into the Base Currency at the Spot Rate prevailing at the relevant time;

(b) With respect to any Relevant Derivatives Transaction, the mark-to-market value of that transaction as determined by the Prime Broker in such manner as may be agreed between the Prime Broker and the Counterparty or provided by the Margin Specification or, in default of any


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such agreement or provision, in such manner as the Prime Broker may in its absolute discretion think fit;

PRODUCT ANNEX. A document signed by the parties and expressed to relate to and form part of this Agreement;

RELEVANT DERIVATIVES TRANSACTION. A derivatives transaction between the Prime Broker and the Counterparty which in accordance with the Margin Specification applicable to the Counterparty is to be taken into account in calculating the Margin Requirement applicable to the Counterparty;

RESTRICTED SECURITIES. Securities which are subject to any prohibition, impediment or restriction imposed by virtue of any national or local law or regulation or by any agreement preventing or restricting dealings in or transfers of such securities;

SECURITIES ACCOUNT. An account maintained by the Prime Broker for the recording of securities balances in accordance with this Agreement;

SECURITIES EVENT. An event in relation to any securities such as is described in paragraph 2.3 below;

SECURITIES TRANSACTION. A Transaction for the purchase or sale of securities, entered into between the Counterparty and a Third Party or a contract for the notional sale or purchase of securities entered into between the Counterparty and the Prime Broker;

SECURITY INTEREST. A mortgage, charge, pledge, lien or other encumbrance of any kind;

SPOT RATE. Where an amount in one currency is to be converted into a second currency on any date, unless the parties otherwise agree, the spot rate of exchange quoted by Lehman Brothers Inc for the sale by it of such second currency against a purchase by it of such first currency;

TAXES. Any present or future tax, duty, levy, impost or charge of a similar nature payable to or imposed by any supra-national, governmental, federal, state, provincial, local, governmental, municipal taxing authority, body or official, of any jurisdiction (together with any related penalties, damages, fines, surcharges and similar charges);

TERMINATION DATE.  The date on which an Event of Default occurs under clause 12;

THIRD PARTY. A person, other than the Prime Broker, who is the counterparty to a Transaction entered into by the Counterparty;

THIRD PARTY TRANSACTION. A Securities Transaction entered into between the Counterparty and a Third Party;

TRANSACTION. A transaction for the purchase or sale, or notional purchase or sale, of securities, or a transaction of any other kind referred to in a Product Annex.


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2.1 For the purposes of this Agreement securities are "EQUIVALENT" to other securities if they are (i) of the same issuer, (ii) part of the same issue and
(iii) of an identical type, nominal value, description and (except where otherwise stated) amount as those other securities.

2.2 Subject to paragraph 2.3 below, "EQUIVALENT SECURITIES" means, in relation to any securities or any balance on a Securities Account, securities equivalent to those securities or to the securities represented by that balance.

2.3 In relation to securities (the "RELEVANT SECURITIES") which are partly paid or have been converted, sub-divided, consolidated, redeemed, made the subject of a takeover offer, capitalization issue, rights issue or event similar to any of the foregoing, "EQUIVALENT SECURITIES" means -

(a) in the case of conversion, subdivision or consolidation, securities equivalent to the securities into which the relevant securities have been converted, subdivided or consolidated provided that, if appropriate, notice has been given in accordance with clause 11.5, and subject to sub-paragraph (i) below;

(b) in the case of redemption, a sum of money equivalent to the proceeds of the redemption;

(c) in the case of a takeover offer, a sum of money or securities equivalent to the consideration or alternative consideration of which one party has given notice to the other in accordance with clause 11.5, and subject to subparagraph (i) below;

(d) in the case of a call on partly-paid securities, securities equivalent to the paid-up securities provided that the parry by whom the Equivalent Securities are receivable has paid to the other party a sum of money equal to the sum due in respect of the call;

(e) in the case of a capitalization issue, securities equivalent to the relevant securities together with the securities allotted by way of bonus thereon;

(f) in the case of a rights issue, securities equivalent to the relevant securities together with the securities allotted thereon, provided that the party by whom the Equivalent Securities are receivable has given notice to the other party in accordance with clause 11.5 and has paid to the other party all sums due in respect thereof, and subject to subparagraph (i) below;

(g) if income in the form of securities, or a certificate which may at a future date be exchanged for securities or an entitlement to acquire securities is distributed, securities equivalent to the relevant securities provided that notice has been given in accordance with clause 11.5, and subject to sub-paragraph (i) below;

(h) in the case of any event similar to any of the foregoing, securities equivalent to the relevant securities together with or replaced by a sum of money or securities or other property equivalent to that received in respect of such securities as a result of that event;


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(i)      in the case of any event which occurs in circumstances where clause
         11.8 applies, such, or such combination of, securities, money and other property as is appropriate to reflect the postings made by the Prime Broker under that clause.



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                                   SCHEDULE 2

          JURISDICTIONS IN WHICH CHARGED SECURITIES ARE TO BE DELIVERED



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                                   SCHEDULE 3

           PARTICULARS OF COUNTERPARTY'S AGENT FOR SERVICE OF PROCESS



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